Exhibit 23.1









          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement of Viper Networks, Inc on Form 10-SB of our audit report, dated June 7, 2001 except for Note 12, for which the date is December 10, 2004 of Viper Networks, Inc. which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, which is a part of this Registration Statement.


HJ & Associates, LLC
Salt Lake City, Utah
August 1, 2005